DIAZ & ALTSCHUL
       CAPITAL, LLC

                                                                   Exhibit 10.70

                                                        July 1, 1998

ImClone Systems Incorporated
180 Varick Street
New York, New York 10014

Attention: Dr. Harlan Waksal

Dear Sir:

                              Engagement Agreement

      This letter agreement (this "Agreement") confirms the understanding between ImClone Systems Incorporated, a Delaware corporation (with its affiliates collectively, the "Company"), and Diaz & Altschul Capital, LLC (the "Financial Advisor"), pursuant to which the Company has retained the Financial Advisor to render certain financial advisory services to the Company in connection with a currently contemplated transaction, on the terms and subject to the conditions set forth herein, in connection with the matters referred to herein.

      1. Retention. The Company hereby retains the Financial Advisor to assist the Company in analyzing, structuring, negotiating, and effecting the proposed Transaction on the terms and conditions of this Agreement. If requested by the Company, the Financial Advisor will render an opinion, as to whether or not the Transaction is fair, from a financial point of view, to the stockholders of the Company. If an opinion is requested, the Company and the Financial Advisor will enter into a separate agreement containing customary terms and conditions to be mutually agreed upon. The parties acknowledge that such an opinion may be requested from a third party. In addition, the parties acknowledge that the Financial Advisor might retain Hambrecht & Quist Incorporated ("H&Q") to assist the Financial Advisor in rendering its services under this Agreement in connection with the Transaction. In connection with such retention, the Financial Advisor shall be solely responsible for any compensation payable to H&Q in connection with the Transaction

      2. Transaction. As used in this Agreement, the term "Transaction" means the currently contemplated purchase directly from the Company or from the Company's shareholders of not less than 20% of the Company's common stock ($.001 par value) (the "Common Stock") outstanding after the Transaction, or securities convertible into not less that 20% of the Company's Common Stock outstanding after the Transaction. The parties acknowledge that the Transaction is separate and apart from subsequent purchases that may occur making up a larger transaction.

                 745 FIFTH AVENUE SUITE 3001 NEW YORK, NY 10151
                      PHONE 212.751.1011 FAX 212.751.5757

                                   MEMBER-NASD

      3. Compensation. As compensation for the Financial Advisor's services hereunder, the Company agrees to pay the Financial Advisor the following fees:

      (a) a retainer fee of $35,000 per month (the "Retainer Fee"), payable monthly in advance, commencing on July 1, 1998 and terminating upon the earlier of the closing of the Transaction or the date that the Company notifies the Financial Advisor that it no longer intends to pursue the Transaction which amount shall be creditable against the Transaction Fee set forth in (b) below, and

      (b) a fee (the "Transaction Fee") equal to .75% of the consideration paid in the Transaction

      4. Expenses. Whether or not any Transaction is agreed to or consummated, the Company agrees to reimburse the Financial Advisor, upon request from time to time, for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel and any agents or experts that may be retained by the Financial Advisor, incurred in connection with the services performed hereunder and the other advisory and capital raising assignments and transactions for which the Financial Advisor has performed financial advisory services to the Company; provided however, that such reimbursable expenses will not exceed in the aggregate $35,000 without the consent of the Company.

      5. Termination or Resignation. Subject to Section 8 hereof, the Financial Advisor shall have the right at any time during the term of this Agreement to resign on ten days' prior written notice and the Company shall have the right at any time during the term of this Agreement to terminate the Financial Advisor's services under this Agreement for any reason on ten days' prior written notice. If the Company terminates the Financial Advisor's services hereunder at any time, with respect to the consummation of the Transaction within 12 months after such termination, the Financial Advisor shall be entitled to receive all of the amounts payable pursuant to Section 3 hereof as if the Financial Advisor's services had not been terminated.

      6. Indemnity. As the Financial Advisor shall be acting on behalf of the Company, the Company agrees to indemnify the Financial Advisor and the other Indemnified Persons as set forth in Schedule 1 hereto, which is incorporated herein and made a part hereof.

      7. Representations and Warranties of Company. The Company represents and warrants as follows:

      (a) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

      (b) Any information provided to the Financial Advisor by the Company in connection with the Transaction, or any document distributed by the Company to its stockholders or filed by the Company with the Securities and Exchange Commission or any other federal, state, local or foreign government or any agency or department thereof will not contain any untrue statements of a material fact or omit to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      8. Further Covenants of the Company. The Company agrees as follows:

      (a) The Company agrees that, except as otherwise required by law, any reference to the Financial Advisor or any affiliate of the Financial Advisor in any document, or any other release or communication to any party outside the Company, is subject to the Financial Advisor's prior approval (which shall not be unreasonably withheld), which shall be given or subsequently confirmed in writing. Except as otherwise required by law, if the Financial Advisor resigns its appointment or is terminated prior to the dissemination of any such document or other release or communication, no reference shall be made therein to the Financial Advisor without the Financial Advisor's prior written permission; and

      (b) In connection with the Financial Advisor's activities hereunder, the Company agrees to furnish the Financial Advisor with all information concerning the Company that the Financial Advisor reasonably deems appropriate and agrees to provide the Financial Advisor with appropriate access to the Company's accountants, counsel, consultants and other appropriate agents and representatives. The Company acknowledges that the Financial Advisor may rely upon the completeness and accuracy of information and data furnished to it by the Company's officers, directors, employees, agents and representatives without independent verification of such information and data or an appraisal of the Company's assets.

      9.   Confidentiality.   The  parties  have  executed  the  Confidentiality
Agreement dated as of April 21, 1998 appearing as Schedule 2 hereto, which is incorporated herein and made a part hereof.

      10. Survival of Certain Provisions; Succession. The compensation and expense provisions contained in Sections 3 and 4 (subject to Section 5), the termination and resignation provisions contained in Section 5, the indemnity and contribution agreements contained in Section 6 and Schedule 1, the confidentiality provisions contained in Section 9 and Schedule 2, the representations and warranties of the Company contained in Section 7, Section 8 and this Section 10 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Financial Advisor or by or on behalf of any affiliate of the Financial Advisor, any Indemnified Person (as defined in Schedule 1 hereto), or any person controlling any of them, (b) consummation of the Transaction, or (c) any termination or expiration of this Agreement or the Financial Advisor's services under this Agreement or resignation of the Financial Advisor, and this Agreement shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, the Financial Advisor, the Indemnified Persons and any such person.

      11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (which shall include telephone line facsimile transmission) to the Company at the address set forth on the first page of this Agreement or at the following telephone line facsimile transmission number (212) 645-2054, as the case may be, and to the Financial Advisor at 745 Fifth Avenue, Suite 3001, New York, New York 10151, or at the following telephone line facsimile line transmission number: (212) 751-5757, as the case may be, in either case with a copy to Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055). Any such notice shall be effective upon receipt.

      12. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements with respect to the subject matter hereof and shall be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed wholly in the State of New York, without regard to principles of conflict of laws.

      13. Severability. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

      14. Headings. The section headings in this Agreement have been inserted as a matter of convenience for reference and are not an effective part of this Agreement.

      15.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      16. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company, the Financial Advisor and the other Indemnified Persons referred to in Section 6 hereof and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

      17. Succession; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Financial Advisor, the Indemnified Persons and their respective successors, permitted assigns, heirs and personal representatives. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement.

      l8. Advertisements. The Company agrees that the Financial Advisor and the Company each shall have the right to place advertisements after the final closing of the Transaction in financial and other newspapers and journals at its own expense describing its services to the Company hereunder. The Financial Advisor shall afford the Company a reasonable opportunity to review the text of any such advertisement before it is placed and will not include in any such advertisement any statements to which the Company reasonably objects.

      If the foregoing terms correctly set forth our agreement, please confirm this by signing and returning the duplicate copy of this letter. Thereupon this letter, as signed in counterpart, shall constitute our agreement on the subject matter herein.

                                             DIAZ & ALTSCHUL CAPITAL, LLP

                                             By: /s/ Reinaldo M. Diaz
                                             -----------------------------------
                                             Name: Reinaldo M. Diaz
                                             Authorized Signatory

Confirmed and Agreed to as of the
date first set forth above:

IMCLONE SYSTEMS INCORPORATED

By: /s/ Dr. Harlan Waksal
----------------------------------------
Name: Dr. Harlan Waksal,
Title: Executive Vice President & Chief Operating Officer

                                                                      SCHEDULE 1

      This Schedule 1 is a part of and is incorporated into that certain letter agreement, dated as of July 1, 1998 (the "Agreement"), by and between ImClone Systems Incorporated, a Delaware corporation (with its affiliates collectively, the "Company"), and Diaz & Altschul Capital, LLC (the "Financial Advisor"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Agreement.

      The Company agrees to indemnify and hold harmless the Financial Advisor, its affiliates, its agents, including without limitation, Hambrecht & Quist Incorporated, and each person controlling of any of them (within the meaning of
Section 15 of the Securities Act), and the respective members, directors, officers, agents and employees of the Financial Advisor, its affiliates, such agents and each such controlling person (the Financial Advisor and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities"), and shall reimburse each Indemnified Person (subject to such Indemnified Person agreeing to repay such amounts if they are not indemnifiable hereunder) for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the "Expenses,") as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation and whether or not any Indemnified Person is a party (collectively, the "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any document distributed by the Company to its stockholders or distributed by any other party to the Transaction to its stockholders or filed by the Company or any such other party with the Securities and Exchange Commission or any other federal, state, local or foreign governmental or any agency or department thereof (the "Documents") or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in any Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person pursuant to this clause
(ii) that result from such Indemnified Person's negligence, bad faith, or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Company also agrees to reimburse each Indemnified Person (subject to such Indemnified Person agreeing to repay such amounts if they are determined by final judgement of a court of competent jurisdiction not to be indemnifiable hereunder) for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under the Agreement, which includes this Schedule 1.

      Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under the Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any


                                      (i)

Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been materially prejudiced by such failure.

      The Company shall, if requested by the Financial Advisor, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Financial Advisor. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there are one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Financial Advisor, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with the Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Financial Advisor and any other Indemnified Person, on the other hand, of the matters contemplated by the Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Financial Advisor and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Financial Advisor pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Financial Advisor on the other hand, of the matters contemplated by the Agreement shall be deemed to be in the same proportion as
(a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of the Agreement, whether


                                      (ii)
or not any such transaction is consummated, bears to (b) the fees paid to the Financial Advisor under the Agreement.

      The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, service or transactions except that the Financial Advisor may be liable for Liabilities (and related Expenses) of the Company from such Indemnified Person's gross negligence, bad faith or willful misconduct in connection with any such advice, actions, inactions or services.

      The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply in any modification of the Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, the Agreement.


                                     (iii)

                                                                      Schedule 2

                            CONFIDENTIALITY AGREEMENT

      ImClone Systems Incorporated, having a place of business at 180 Varick Street, New York, New York 10014 (hereinafter called "ImClone"), and Diaz and Altschul Capital, LLC, having a place of business at 745 Fifth Avenue, New York, New York, 10151 (hereinafter called "Diaz and Altschul") expect to discuss ImClone scientific and business information in connection with representation by Diaz and Altschul of ImClone (hereinafter called "Technology"). For such a discussion to take place, information that may be proprietary may be disclosed by ImClone to Diaz and Altschul. For the purpose of enabling ImClone and Diaz and Altschul (hereinafter, collectively, "the Parties") to hold the discussion described above, Diaz and Altschul agrees to receive, and ImClone agrees to disclose, proprietary information on the following terms and conditions:

      1. For the purpose hereof, the term "Proprietary Information" shall mean all information relating to Technology that is identified by ImClone as being confidential, and that is disclosed to Diaz and Altschul by ImClone. Proprietary Information includes, but is not limited to, information relating to science, finance, business, intellectual property, and law. Proprietary Information does not include information that (i) is in the public domain at the time of disclosure; (ii) is in the possession of Diaz and Altschul prior to the time of disclosure from sources unconnected with ImClone, as evidenced by written records; (iii) after disclosure, enters the public domain through no act or omission of Diaz and Altschul; (iv) after disclosure, is received by Diaz and Altschul from a third party, unless the third party is not entitled to transfer the information to Diaz and Altschul; (v) that Diaz and Altschul is required to disclose by applicable law, rule or regulation, provided that in such case Diaz and Altschul shall provide ImClone with reasonable notice to allow ImClone to contest such stated requirement.

      2. Diaz and Altschul shall treat each item of Proprietary Information as confidential for a period of three (3) years from the date of receipt of each item, and shall not use such Proprietary Information for any purpose other than that described above. To treat as confidential shall mean that Diaz and Altschul will not disclose Proprietary Information to any third party without the prior written consent of ImClone, and will take the same precautions to prevent the unauthorized disclosure of Proprietary

Information to third parties that it takes to prevent the unauthorized disclosure of its own confidential information.

      3. Diaz and Altschul shall restrict the communication of Proprietary Information to its employees and representatives who need to know to the extent necessary for the purpose hereof.

      4. Each authorized employee or representative to whom any Proprietary Information is communicated or given shall be informed that the information is confidential and proprietary and shall agree not to disclose or give the information to others.

      5. Each authorized employee or representative to whom any Proprietary Information is communicated or given shall agree not to use any of said information except for the purpose of permitting Diaz and Altschul and ImClone to enter into the discussion contemplated hereunder.

      6. Notwithstanding the foregoing, nothing contained in this agreement shall be construed as creating an express or implied license to practice Proprietary Information.

      7. This Confidentiality Agreement shall be interpreted in accordance with the laws of the State of New York.

      8. This Agreement is intended by the Parties hereto as the final expression of their understanding and is the complete and exclusive statement of the terms hereof notwithstanding any oral representations or statements to the contrary heretofore made. This Agreement contains all of the representations and under-standings between the Parties hereto. No modifications of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party unless approved in writing by an authorized representative of both Parties or shall be effected by the acknowledgment of acceptance of any forms containing other or different terms and conditions whether or not signed by an authorized representative of one of the Parties. No modification or release shall be effective unless in writing signed by the Parties.

      IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized officers.

IMCLONE SYSTEMS INCORPORATED

By: /s/ John B. Landes
-------------------------------------
Print: John B. Landes
Title: Vice President
       General Counsel
Date:

DIAZ AND ALTSCHUL CAPITAL, LLC
By: /s/ Reinaldo M. Diaz
-------------------------------------
Print: Reinaldo M. Diaz
Title:
Date: 4/21/98

AGREE\D&A.CDA

DIAZ & ALTSCHUL
       CAPITAL, LLC

                                                        As of September 30, 1998

ImClone Systems Incorporated
180 Varick Street
New York, New York 10014

Attention: Dr. Harlan Waksal

Dear Sir:

      RE: Engagement Agreement Amendment

      We refer to the engagement agreement (the "Engagement Agreement"), dated July 1, 1998, between ImClone Systems Incorporated (the "Company") and Diaz & Altschul Capital, LLC (the "Financial Advisor"). The Engagement Agreement contemplated a transaction involving a purchase directly from the Company or from the Company's shareholders of not less than 20% of the Company's common stock ($.001 par value) (the "Common Stock") outstanding after the Transaction, as defined in the Engagement Agreement, or securities convertible into not less that 20% of the Company's Common Stock outstanding after the Transaction, as defined in the Engagement Agreement. Subsequent to the execution of the Engagement Agreement, the parties have determined to broaden the types of business arrangements under consideration. This Engagement Agreement amendment (the "Engagement Agreement Amendment") shall confirm our understanding of the modification of the Engagement Agreement between the Company and the Financial Advisor.

      Licensing Agreement. The defined term Transaction is hereby modified to include the term Licensing Agreement, which is defined as a corporate collaboration and development agreement between the Company and a partner (the "Partner") that contemplates all, or any of, the following:

      (a) the grant of a license to the Partner in certain territories of the Company's intellectual property covering the product candidate C225 Cancer Therapeutic ("C225"),

      (b) certain payments to the Company, either through cash payments or the purchase of the Company's Common Stock, upon the completion of certain events related to the clinical development of C225,

                 745 FIFTH AVENUE SUITE 3001 NEW YORK, NY 10151
                      PHONE 212.751.1011 FAX 212.751.5757

                                   MEMBER-NASD

      (c) an agreement for the Company to exclusively supply C225 to the Partner for use in clinical studies and commercial sales, if any,

      (d) a royalty payable to the Company from the Partner based on future sales of C225, if any, or

      (e) an agreement that the Partner shall provide a guarantee of a line of credit to the Company for a new manufacturing facility or a direct loan from the Partner to the Company for such manufacturing facility.

      Compensation. In addition to the compensation provided in the Engagement Agreement, the Financial Advisor shall be entitled to compensation for services in connection with a Transaction involving a Licensing Agreement equal to $200,000 (the "Licensing Agreement Fee"). The Licensing Agreement Fee shall be payable $50,000 upon execution of this Agreement, and $50,000 on each of April 1, 1999, July 1, 1999 and October 1, 1999.

      The Retainer Fee under Section 3(a) of the Engagement Agreement has been paid through December 31, 1998. The parties acknowledge that the Retainer Fee shall be suspended until such time as the Company gives written notice to the Financial Advisor that it is to be reinstated.

      If this letter correctly sets forth the Company's understanding, please sign a copy of this letter in the space provided below and return it to the Financial Advisor, whereupon this letter shall become a binding agreement under the laws of the State of New York and the Engagement Agreement shall be amended hereby. Except as amended hereby, the Engagement Agreement shall remain in full force and effect.

                                                 DIAZ & ALTSCHUL CAPITAL, LLP

                                                 By: /s/ Arthur G. Altschul, Jr.
                                                 -------------------------------
                                                 Name: Arthur G. Altschul, Jr.
                                                 Authorized Signatory

Confirmed and Agreed to as of the
date first set forth above:

IMCLONE SYSTEMS INCORPORATED

By: /s/ John B. Landes
----------------------------------
John B. Landes, Vice President, Business Development
and General Counsel


                                       2